Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter 2018 Results

Date: August 9, 2018

Net Sales of $61.5 million, up 12% year-over-year

Continuing Operations - GAAP Net Loss of $0.8 million; Adjusted Net Income of $1.1 million

Adjusted EBITDA of $8.9 million

Q2 Ending Cash of $17.8 million, Available Revolver of $20.0 million, Available Liquidity of $37.8 million

Call scheduled for Thursday,  August 9, 2018 at 9:00 a.m. Eastern Time

Littleton, Colo. August 9, 2018 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the second quarter ended June 30, 2018.

Scott Scheirman, President and Chief Executive Officer of CPI, stated, “We are pleased with our second quarter results, which include 12% year-over-year revenue growth driven by strong performance in Prepaid and growth of our emerging products and solutions. We are tracking in line with our business plan through the first half of 2018. During the second quarter, we continued to expand relationships with new and existing customers by executing on our strategic priorities of deep customer focus, providing market-leading quality products and customer service, a market competitive business model and continuous innovation. At the same time, we made an important strategic move to sharpen our focus on our core customers, markets, products and solutions by selling our U.K. business.”

Second Quarter 2018 – Continuing Operations Consolidated Financial Highlights

Financial results included in this press release for all periods reflect continuing operations.  The sale of CPI U.K., which had historically been reported as the U.K. Limited segment, has been accounted for as a discontinued operation, and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.

Net sales were $61.5 million in the second quarter of 2018, representing an increase of 12% from the second quarter of 2017. Income from operations was $2.7 million in the second quarter of 2018, up from $0.7 million in the second quarter of 2017. GAAP net loss from continuing operations in the second quarter of 2018 was $0.8 million, or a loss from continuing operations of $0.07 per diluted share, compared to a net loss from continuing operations of $3.3 million, or a loss from continuing operations of $0.30 per diluted share, in the second quarter of 2017.

Adjusted EBITDA for the second quarter of 2018 was $8.9 million, compared with $7.2 million in the prior year period, primarily reflecting revenue growth from more profitable emerging products and solutions. Adjusted Net Income from continuing operations in the second quarter of 2018 was $1.1 million, or an adjusted income from continuing operations of $0.10 per diluted share, compared with Adjusted Net Loss from continuing operations of $1.1 million in the second quarter of 2017.

All earnings per share amounts reflect the one-for-five reverse stock split, which occurred in December 2017.

Second Quarter 2018 – Continuing Operations Segment Information

U.S. Debit and Credit:

Net sales were $43.8 million in the second quarter of 2018, representing an increase of 3.5% from the second quarter of 2017. The increase in U.S. Debit and Credit segment net sales was driven predominantly by an increase in revenue from our emerging products and solutions, including Card@Once® and metal cards, partially offset by decreases in Non-EMV and other sales, card personalization and fulfillment and EMV® card revenues due to lower EMV® card average selling prices. Sales volumes of EMV® cards increased in the second quarter of 2018 compared to first quarter of 2018 and the second quarter of 2017.

U.S. Prepaid Debit:

Net sales were $15.4 million in the second quarter of 2018, representing an increase of 25.9% from the second quarter of 2017. The year-over-year increase in U.S. Prepaid Debit segment net sales was driven primarily by additional sales volumes from a new portfolio win with an existing customer.

Balance Sheet, Cash Flow, Liquidity

Cash used in operating activities for the first half of 2018 was $1.4 million, and capital expenditures totaled $2.1 million. Free cash flow for the first half of 2018 was a use of $3.5 million, on a continuing operations basis.

At June 30, 2018, the Company had $17.8 million of cash and cash equivalents and a  $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at June 30, 2018, unchanged from December 31, 2017. Net of debt issuance costs and discount, recorded debt was $304.8 million as of June 30, 2018. The Company’s First Lien Term Loan matures on August 17, 2022 and includes no financial covenants.

John Lowe, Chief Financial Officer, stated, “I am thrilled to be part of the CPI Card Group team. When deciding to join CPI, I was attracted to its strong position in our market space, its talented and dedicated team and history as an innovator in the industry. My past eight weeks with the Company have served to further solidify the reasons why I joined CPI, and I look forward to partnering with Scott and the entire CPI team to advance our long-term strategy for growth and profitability. Our second quarter financial and operating performance is reflective of the solid progress we are making against our key strategic priorities, and we believe we have adequate cash and liquidity to support our business plan moving forward.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis:  Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) per Share, EBITDA, Adjusted EBITDA and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share – Continuing Operations

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share – Continuing Operations exclude the impact of amortization of intangible assets; litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; and other non-operational, non-cash or non-recurring items, net of their income tax impact. Beginning in the first quarter of 2018, a 21% tax rate is used to calculate Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share - Continuing Operations. We believe that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share - Continuing Operations are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA, on a continuing operations basis, is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss;  and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow - Continuing Operations as cash flow from continuing operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards, including EMV® chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States and Canada, we have a leading network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on August 9, 2018 at 9:00 a.m. ET to discuss its second quarter 2018 results. To participate in the Company's live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Conference ID: CPI Call
Webcast Link: https://services.choruscall.com/links/pmts180807.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 7:00 p.m. ET on August 9, 2018 until 8.00 p.m. ET on August 16, 2018. To access the replay, please dial (877) 344-7529 or (412) 317-0088; Conference ID: 10122210.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events.  Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “project,” “plan,” “foresee,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our IT systems; defects in our software; failure to identify and attract new customers or to retain our existing customers; problems in production quality and process; failure to meet our customers’ demands in a timely manner; a loss of market share or a decline in profitability resulting from competition; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; disruptions relating to the development and execution of our strategy, or a failure to realize the anticipated benefits of such strategy; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; our limited ability to raise capital in the future; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement; our dependence on the timely supply of materials, products and specialized equipment from third-party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; price erosion in the financial payment card industry; failure to accurately predict demand for our products and services; quarterly variation in our operating results; the effect of legal and regulatory proceedings; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; the impact of U.S. tax reform legislation; our failure to operate our business in accordance with data privacy laws, the PCI Security Standards Council (“PCI”) security standards or other industry standards, such as Payment Card Brand certification standards; costs relating to product defects; a decline in U.S. and global market and economic conditions; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; economic conditions and regulatory changes leading up to and following the United Kingdom’s exit from the European Union; our dependence on licensing arrangements; inability to renew leases for our facilities or renew leases at existing terms; dependence on our senior leadership team; inability to recruit, retain and develop qualified personnel; the continued viability of the Payment Card Brands; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; failure to maintain our listing on the NASDAQ and other risks and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Loss - Unaudited for the three and six months ended June 30, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2018 and 2017

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2018 and 2017

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales:
Products	$31,494	$26,640	$56,238	$52,866
Services	29,960	28,196	60,073	52,391
Total net sales	61,454	54,836	116,311	105,257
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	18,962	17,943	35,280	35,106
Services (exclusive of depreciation and amortization shown below)	19,116	17,533	39,780	33,444
Depreciation and amortization	3,501	2,694	6,949	5,393
Total cost of sales	41,579	38,170	82,009	73,943
Gross profit	19,875	16,666	34,302	31,314
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	15,756	14,304	31,084	29,228
Depreciation and amortization	1,465	1,641	2,927	3,277
Total operating expenses	17,221	15,945	34,011	32,505
Income (loss) from operations	2,654	721	291	(1,191)
Other expense, net:
Interest, net	(5,586)	(5,165)	(11,092)	(10,228)
Foreign currency (loss) gain	(466)	153	(264)	172
Other income, net	3	4	7	6
Total other expense, net	(6,049)	(5,008)	(11,349)	(10,050)
Loss from continuing operations before income taxes	(3,395)	(4,287)	(11,058)	(11,241)
Income tax benefit	2,593	1,014	4,578	3,371
Net loss from continuing operations	(802)	(3,273)	(6,480)	(7,870)
Net (loss) income from discontinued operation	(15,907)	1,112	(17,521)	1,202
Net loss	$(16,709)	$(2,161)	$(24,001)	$(6,668)
Basic and diluted loss per share:
Continuing operations	$(0.07)	$(0.30)	$(0.58)	$(0.71)
Discontinued operation	(1.43)	0.10	(1.57)	0.11
Net loss per share	$(1.50)	$(0.20)	$(2.15)	$(0.60)
Weighted-average shares outstanding:
Basic and diluted	11,143,230	11,122,436	11,138,972	11,103,655
Dividends declared per common share	$—	$0.225	$—	$0.45
Comprehensive loss:
Net loss	$(16,709)	$(2,161)	$(24,001)	$(6,668)
Currency translation adjustment	(495)	586	(185)	787
Total comprehensive loss	$(17,204)	$(1,575)	$(24,186)	$(5,881)

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,750	$23,205
Accounts receivable, net	43,601	32,531
Inventories	10,455	13,799
Prepaid expenses and other current assets	3,901	3,681
Income taxes receivable	6,718	8,208
Assets of discontinued operation	8,016	20,651
Total current assets	90,441	102,075
Plant, equipment and leasehold improvements, net	40,038	44,436
Intangible assets, net	37,765	40,093
Goodwill	47,150	47,150
Other assets	205	251
Total assets	$215,599	$234,005

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,678	$13,239
Accrued expenses	15,705	12,789
Income taxes payable	678	—
Deferred revenue and customer deposits	509	3,342
Liabilities of discontinued operation	7,807	5,669
Total current liabilities	40,377	35,039
Long-term debt	304,841	303,869
Deferred income taxes	7,925	12,168
Other long-term liabilities	2,716	2,503
Total liabilities	355,859	353,579
Commitments and contingencies
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,159,714 and 11,134,714 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	11	11
Capital deficiency	(112,377)	(113,081)
Accumulated loss	(22,571)	(1,366)
Accumulated other comprehensive loss	(5,323)	(5,138)
Total stockholders’ deficit	(140,260)	(119,574)
Total liabilities and stockholders’ deficit	$215,599	$234,005

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net loss	$(24,001)	$(6,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from discontinued operation	17,521	(1,202)
Depreciation and amortization expense	9,876	8,670
Stock-based compensation expense	784	860
Amortization of debt issuance costs and debt discount	972	975
Deferred income taxes	(4,782)	(540)
Other, net	158	94
Changes in operating assets and liabilities:
Accounts receivable	(6,577)	(6,964)
Inventories	(2,466)	(1,776)
Prepaid expenses and other assets	(299)	(31)
Income taxes	2,284	(3,987)
Accounts payable	2,271	3,399
Accrued expenses	3,093	(1,228)
Deferred revenue and customer deposits	25	555
Other liabilities	(212)	422
Cash used in operating activities - continuing operations	(1,353)	(7,421)
Cash used in operating activities - discontinued operation	(1,152)	(841)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(2,109)	(4,343)
Cash used in investing activities - continuing operations	(2,109)	(4,343)
Cash used in investing activities - discontinued operation	(536)	(1,440)
Financing activities
Payments on capital lease obligations	(306)	—
Dividends paid on common stock	—	(5,026)
Taxes withheld and paid on stock-based compensation awards	—	(339)
Cash used in financing activities	(306)	(5,365)
Effect of exchange rates on cash	1	386
Net decrease in cash and cash equivalents	(5,455)	(19,024)
Cash and cash equivalents, beginning of period	23,205	36,955
Cash and cash equivalents, end of period	$17,750	$17,931
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$9,783	$9,096
Income taxes, net (refunds) payments	$(1,504)	$1,068
Capital lease obligations incurred for certain machinery and equipment leases	$821	$—
Accounts payable for acquisitions of plant, equipment and leasehold improvements	$970	$1,233

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2018 and 2017
(Dollars in Thousands)
(Unaudited)

Net Sales (1) and (2)
	Three Months Ended June 30,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$43,843	$42,369	$1,474	3.5%
U.S. Prepaid Debit	15,427	12,258	3,169	25.9%
Other	2,980	3,226	(246)	(7.6)%
Eliminations	(796)	(3,017)	2,221	* %
Total	$61,454	$54,836	$6,618	12.1%

* Calculation not meaningful

	Six Months Ended June 30,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$80,991	$82,120	$(1,129)	(1.4)%
U.S. Prepaid Debit	30,938	21,757	9,181	42.2%
Other	5,679	5,729	(50)	(0.9)%
Eliminations	(1,297)	(4,349)	3,052	* %
Total	$116,311	$105,257	$11,054	10.5%

* Calculation not meaningful

Gross Profit (1) and (2)
	Three Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$13,856	31.6%	$12,089	28.5%	$1,767	14.6%
U.S. Prepaid Debit	5,305	34.4%	4,012	32.7%	1,293	32.2%
Other	714	24.0%	565	17.5%	149	* %
Total	$19,875	32.3%	$16,666	30.4%	$3,209	19.3%

* Calculation not meaningful

	Six Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$22,340	27.6%	$23,599	28.7%	$(1,259)	(5.3)%
U.S. Prepaid Debit	10,673	34.5%	6,555	30.1%	4,118	62.8%
Other	1,289	22.7%	1,160	20.2%	129	* %
Total	$34,302	29.5%	$31,314	29.8%	$2,988	9.5%

* Calculation not meaningful

Income from Operations (1) and (2)
	Three Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income from operations by segment:
U.S Debit and Credit	$6,636	15.1%	$5,554	13.1%	$1,082	19.5%
U.S. Prepaid Debit	4,218	27.3%	3,057	24.9%	1,161	38.0%
Other	(8,200)	* %	(7,890)	* %	(310)	* %
Total	$2,654	4.3%	$721	1.3%	$1,933	268.1%

* Calculation not meaningful

	Six Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$9,158	11.3%	$10,574	12.9%	$(1,416)	(13.4)%
U.S. Prepaid Debit	8,543	27.6%	4,492	20.6%	4,051	90.2%
Other	(17,410)	* %	(16,257)	* %	(1,153)	* %
Total	$291	0.3%	$(1,191)	(1.1)%	$1,482	(124.4)%

* Calculation not meaningful

EBITDA (1), (2) and (3)

	Three Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$9,933	22.7%	$7,943	18.7%	$1,990	25.1%
U.S. Prepaid Debit	4,687	30.4%	3,636	29.7%	1,051	28.9%
Other	(7,463)	* %	(6,366)	* %	(1,097)	* %
Total	$7,157	11.6%	$5,213	9.5%	$1,944	37.3%

* Calculation not meaningful

	Six Months Ended June 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$15,651	19.3%	$15,346	18.7%	$305	2.0%
U.S. Prepaid Debit	9,506	30.7%	5,649	26.0%	3,857	68.3%
Other	(15,247)	* %	(13,338)	* %	(1,909)	* %
Total	$9,910	8.5%	$7,657	7.3%	$2,253	29.4%

* Calculation not meaningful

(1) During the second quarter of 2018, the Company met the criteria to report the U.K. Limited segment as a discontinued operation. The financial position, results of operations and cash flows have been restated for all periods to conform with discontinued operations presentation.

(2)  During the first quarter of 2018, we reorganized our United States business operations and realigned our United States reporting segments to correspond with the manner with which our chief decision maker evaluates operating performance and makes decisions as to the allocation of resources. As a result of this realignment, our  CPI on Demand business operations have been moved from U.S. Prepaid Debit into the U.S. Debit and Credit reporting segment, consistent with the other related personalization operations. Segment information for previous periods has been restated to conform with this realignment and current period presentation. The restatement of 2017 segment information was not material.

(3) EBITDA is the primary measure used by management to evaluate segment operating performance. The principal difference between (Loss) income from operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and amortization expense of $3,294 and $2,385 in U.S. Debit and Credit; $468 and $577 in U.S. Prepaid Debit and $1,204 and $1,373 in Other for the three months ended June 30, 2018 and 2017, respectively, and $6,498 and $4,772 in U.S. Debit and Credit; $962 and $1,157 in U.S. Prepaid Debit and $2,416 and $2,741 in Other for the six months ended June 30, 2018 and 2017, respectively.

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA:
Net loss from continuing operations	$(802)	$(3,273)	$(6,480)	$(7,870)
Interest expense, net	5,586	5,165	11,092	10,228
Income tax benefit	(2,593)	(1,014)	(4,578)	(3,371)
Depreciation and amortization	4,966	4,335	9,876	8,670
EBITDA	$7,157	$5,213	$9,910	$7,657

Adjustments to EBITDA:
Stock-based compensation expense	389	314	784	860
Litigation and related charges (1)	135	1,806	831	2,386
Restructuring (2)	766	—	1,095	—
Foreign currency loss (gain)	466	(153)	264	(172)
Subtotal of adjustments to EBITDA	1,756	1,967	2,974	3,074
Adjusted EBITDA	$8,913	$7,180	$12,884	$10,731

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted net income (loss) from continuing operations and loss per share - continuing operations:
Net loss from continuing operations	$(802)	$(3,273)	$(6,480)	$(7,870)
Amortization of intangible assets	1,164	1,172	2,328	2,343
Stock-based compensation expense	389	314	784	860
Litigation and related charges (1)	135	1,806	831	2,386
Restructuring (2)	766	—	1,095	—
Tax effect of above items	(515)	(1,152)	(1,058)	(1,956)
Adjusted net income (loss) from continuing operations	$1,137	$(1,133)	$(2,500)	$(4,237)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents legal costs incurred in connection with certain patent and shareholder litigation.
(2)	Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States into two facilities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Weighted-average number of shares outstanding:
Basic	11,143,230	11,122,436	11,138,972	11,103,655
Effect of dilutive equity awards	29,240	—	—	—
Weighted-average diluted shares outstanding	11,172,470	11,122,436	11,138,972	11,103,655

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of diluted loss per share - continuing operations (GAAP) to adjusted diluted earnings (loss) per share - continuing operations:
Diluted loss per share - continuing operations (GAAP)	$(0.07)	$(0.30)	$(0.58)	$(0.71)
Impact of net income adjustments - continuing operations	0.17	0.19	0.36	0.33
Adjusted diluted earnings (loss) per share - continuing operations	$0.10	$(0.11)	$(0.22)	$(0.38)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to free cash flow:
Cash provided by (used in) operating activities - continuing operations	$216	$(980)	$(1,353)	$(7,421)
Acquisitions of plant, equipment and leasehold improvements	(1,419)	(2,092)	(2,109)	(4,343)
Free cash flow - continuing operations	$(1,203)	$(3,072)	$(3,462)	$(11,764)